Exhibit 10.11

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ADDENDUM 1: Amendment to Corporate Performance Goals

9/27/2010

On August 11, 2010, the Board of Directors approved the Client Services Investment Package. As a result, the Board also amended the Corporate Performance Goals of the original FY-2011 Bonus Plan, as permitted by the Plan. All other plan elements and terms of the Plan remain as previously defined.

The amended goals for the FY-2011 Corporate Performance Component are as follows:

Plan Targets		Actual Performance	Bonus %
Net Bookings		Less than 90%	0
90%	$ [***]	90%	65%
100%	$ [***]	91%	68%
110%	$ [***]	92%	71%
Revenue		93%	74%
90%	$ 58,742,100	94%	77%
100%	$ 65,269,000	95%	80%
110%	$ 71,795,900	96%	84%
ASF Retention		97%	88%
90%	79.0%	98%	92%
100%	87.8%	99%	96%
110%	96.6%	100%	100%
EBITDA		101%	105%
90%	($12,109,900)	102%	110%
100%	($11,009,000)	103%	115%
110%	($ 9,908,100)	104%	120%
Net Cash Use		105%	125%
90%	($12,095,600)	106%	130%
100%	($10,996,000)	107%	135%
110%	($ 9,896,400)	108%	140%
		109%	145%
		110%	150%

I have read, understood, and agree to the provisions of this Addendum to the Company’s Executive Bonus Plan for Fiscal Year 2011.

EMPLOYEE:

Name:

Printed Name:

Date: